EXHIBIT 4.12

RECORDING REQUESTED BY AND                                    LOAN NO. 6 103 650
WHEN RECORDED RETURN TO:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3424
Attn:  Christina K. Braisted

                         ASSIGNMENT OF LEASES AND RENTS

                           (GWINNETT COUNTY, GEORGIA)

         This Assignment of Leases and Rents (this "ASSIGNMENT") is made as of September 27, 1999, by CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation having its principal office and place of business at 306 East Main Street, Richmond, Virginia 23219 ("BORROWER"), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at Two Ravinia Drive, Suite 1400, Atlanta, Georgia 30346 ("LENDER").

                                    RECITALS:

A. Borrower is the sole owner of (a) the premises located in Gwinnett County, Georgia, more particularly described in Exhibit A attached hereto and incorporated herein ("PROPERTY") and (b) the landlord's interest under the leases described in Exhibit B attached hereto and incorporated herein ("SPECIFIC LEASES");

B. Lender has made a loan to Borrower in the principal sum of Fifty Million Five Hundred Fifty Thousand and No/100 Dollars ($50,550,000.00) ("LOAN") evidenced by that certain Promissory Note dated as of the date of this Assignment ("NOTE") and secured by, among other things, that certain Deed to Secure Debt and Security Agreement executed by Borrower in favor of Lender dated as of the date of this Assignment and to be recorded in the real estate records of Gwinnett County, Georgia ("INSTRUMENT") (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument) and the Documents; and

C. Lender was willing to make the Loan to Borrower only if Borrower assigned the Leases and Rents to Lender in the manner provided below to secure payment of the Obligations.

         IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1. Assignment. Borrower irrevocably, absolutely and unconditionally assigns, transfers, and sets over to Lender all of the right, title, interest, and estates that Borrower may now or later have in, to and under (a) the Leases (which term shall also include the Specific Leases and all guaranties thereof); (b) the Rents; (c) all proceeds from the cancellation, surrender, sale or other disposition of the Leases; (d) the right to collect and receive all the Rents; and (e) the right to enforce and exercise, whether at law or in equity or by any other means, all terms and conditions of the Leases ("LEASE PROVISIONS"). This assignment is intended by Borrower and Lender to constitute a present, absolute assignment and not a collateral assignment for additional security only. Upon full payment and satisfaction of the Obligations and written request by Borrower, Lender shall transfer, set over, and assign to Borrower all right, title, and interest of Lender in, to, and under the Leases and the Rents.

2. Borrower's License. Until an Event of Default occurs, Borrower shall have a revocable license ("LICENSE") from Lender to exercise all rights extended to the landlord under the Leases. Borrower shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for use in the payment of the Obligations. Upon an Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or the solvency of Borrower, the License shall automatically terminate without notice by Lender (any such notice being expressly waived by Borrower). Upon such termination, Borrower shall deliver to Lender within seven (7) days (a) all Rents (including prepaid Rents) held by Borrower, (b) all unapplied security or other deposits paid pursuant to the Leases, and (c) all previously paid charges for services, facilities or escalations, to the extent, in each of the foregoing instances, allocable to any period after the Event of Default. Borrower agrees and stipulates that upon execution of this Assignment, Borrower's only interest in the Leases or Rents is as a licensee revocable upon an Event of Default.

3. Lender as Creditor of Tenant. Upon execution of this Assignment, Lender, and not Borrower, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant; provided, however, that Borrower shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor's rights therein. Notwithstanding the foregoing, Lender shall have the right, but not the obligation, to file such claims instead of Borrower and if Lender does file a claim, Borrower agrees that Lender (a) is entitled to all distributions on such claim to the exclusion of Borrower and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim. Lender shall have the option to apply any monies received by it as such creditor to the Obligations in the order set forth in the Documents. If a petition is filed under the Bankruptcy Code by or against Borrower, and Borrower, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender at least ten (10) days' prior written notice of the date when Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender may, but shall not be obligated to, send Borrower within such ten-day period a written notice stating that (a) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (b) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender sends such notice, Borrower shall not reject the Lease provided Lender complies with clause (b) of the preceding sentence.

4. Notice to Tenant of an Event of Default. Upon demand and notice of an Event of Default by Borrower sent by Lender to Tenants, Borrower irrevocably authorizes each Tenant to (a) pay all Rents to Lender and (b) rely upon any such notice from Lender without any obligation to inquire as to the actual existence of the default, notwithstanding any claim of Borrower to the contrary. Borrower shall have no claim against any Tenant for any Rents paid by Tenant to Lender.

5. Indemnification of Lender. Borrower hereby agrees to indemnify and hold Lender harmless from any and all Losses that Lender may incur under the Leases or by reason of this Assignment, except for Losses incurred as a direct result of Lender's willful misconduct or gross negligence. Nothing in this Assignment shall be construed to bind Lender to the performance of any Lease Provisions or to otherwise impose any liability on Lender including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises. This Assignment imposes no liability upon Lender for the operation and maintenance of the Property or for carrying out the terms of any Lease before Lender has entered and taken actual possession and complete control of all operations of the Property. Any Losses incurred by Lender, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Lender's request, be reimbursed by Borrower. Such reimbursement shall include interest at the Default Rate and Costs. Lender may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such items.

6. Representations and Warranties. Borrower represents and warrants that (a) Borrower is the absolute owner of the lessor's interest in the Leases, (b) Borrower has the right, power and authority to assign, transfer, and set over all of its right, title and interest in, to and under the Leases and Rents and no other person (other than the respective Tenants) has any right, title or interest therein, (c) the Leases are valid and in full force and effect and have not been materially modified, amended or terminated, nor have any of the terms and conditions of the Leases been waived, except as stated in the Leases, (d) there are no outstanding assignments or pledges of the Leases or Rents, (d) there are no outstanding leasing commissions due under the Leases for the initial term or for any extensions, renewals or expansions, (f) except as disclosed to Lender in writing, there are no existing defaults or, to any material extent, any state of facts which, with the giving of notice and/or passage of time, would constitute a default under the Leases by either party,
(g) no Tenant has any defense, set-off or counterclaim against Borrower to any material extent, (h) each Tenant is in possession and paying Rent and other charges as provided in its Lease, (i) no Rents have been or will later be anticipated, discounted, released, waived, compromised or otherwise discharged, except in the ordinary course of Borrower's exercise of prudent management decisions, so long as such decisions are customary and reasonable for apartment owners, or as may be expressly permitted by the Lease, (j) except as specified in the Leases and shown on the rent roll delivered to Lender in connection with the funding of the Loan (the "RENT ROLL"), there are no (i) unextinguished rent concessions, abatements or other inducements relating to the Leases or (ii) options or other rights to acquire any interest in the Property in favor of any Tenant, and (k) the Rent Roll discloses all currently existing Leases and is true, complete and accurate in all respects.

7. New Leases, Amendments and Terminations. Borrower may (a) terminate any Lease that is in default, (b) enter into new, bona-fide, arm's length Leases (or renew existing Leases) provided each Lease satisfies the minimum leasing requirements in Exhibit C attached hereto and incorporated herein and is on Borrower's standard form lease (approved by Lender) with no modifications that increase the obligations of the landlord, and (c) take such actions as are customary and reasonable for apartment owners. Upon Lender's request and at Borrower's expense, Borrower shall (i) promptly deliver to Lender copies of all notices of default Borrower has sent to any Tenant, (ii) enforce the Leases and all remedies available to Borrower upon any Tenant's default, (iii) deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (iv) consult with Lender, its agents and attorneys with respect to the conduct thereof. Borrower shall not enter into any settlement of any such proceeding without Lender's prior written consent except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners.

8. Covenants. Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners, accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof; (c) in any manner intentionally or materially impair the value of the Property or the benefits to Lender of this Assignment; (d) except as otherwise permitted in this Assignment, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners; (e) except as otherwise permitted herein, enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners; or (f) modify, cancel or terminate any guaranties under any Lease except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners. Borrower shall, at its sole cost and expense, duly and timely keep, observe, perform, comply with and discharge all of the material obligations of the landlord under the Leases, or cause the foregoing to be done, and Borrower shall not take any actions that would, either presently or with the passage of time, cause a default by Borrower under any of the Leases.

9. No Merger. Each Lease shall remain in full force and effect, notwithstanding any merger of Borrower's and Tenant's interest thereunder.

10. Documents Incorporated. The terms and conditions of the Documents are incorporated into this Assignment as if fully set forth in this Assignment.

11. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Borrower has duly executed this Assignment as of the date first above written.

Signed, sealed, and delivered           BORROWER:
in the presence of:
                                        CORNERSTONE REALTY INCOME TRUST,
  /s/  Mark A. Babb                     INC., a Virginia corporation
--------------------------------
Witness
Printed Name:     Mark A. Babb          By:  /s/  Stanley J. Olander, Jr.
              -------------------           ----------------------------------
                                             Name:  Stanley J. Olander, Jr.
                                                   ---------------------------
                                             Title: Chief Financial Officer
                                                   ---------------------------

  /s/  Jacquelyn B. Owens
-----------------------------------
Notary Public                                 (CORPORATE SEAL)
Printed Name:  Jacquelyn B. Owens
              ---------------------
[NOTARY SEAL]

My Commission Expires:   6/30/03
                      -------------

                                    EXHIBIT A

                      (Legal Description of Real Property)

                                                                    (Ashley Run)

All that tract of parcel of land lying and being in Land Lots 281 and 306 of the 6th District, Gwinnett County, Georgia, being more particularly described as follows:

Beginning at a point marked by an iron pin found located at the common corner of Land Lots 280, 281, 306 and 307 of the 6th District, Gwinnett County, Georgia (being hereinafter called "Point A"); thence N 31(degrees) 25' 45" W along the Land Lot line dividing Land Lots 306 and 307 of the aforesaid District and County, a distance of 29.73 feet, more or less, to a point on the center line of a creek (and being the southernmost point of Lot 6, Unit 1, Section II, Lockridge Forest, Block "A"); thence in a generally northeasterly direction along the center line of said creek and following the meanderings thereof a distance of 951 feet, more or less, to a point, being hereinafter called "Point B," said Point B also being located by commencing at Point A and proceeding the following courses and distances; N 44(degrees) 44' 26" E a distance of 203.54 feet to a point; thence N 86(degrees) 24' 31" E a distance of 319.45 feet to a point; thence N 53(degrees) 44' 58" E a distance of 152.63 feet to a point; thence 66(degrees) 44' 16" E a distance of 154.17 feet to a point; thence N 74(degrees) 14' 39" E a distance of 81.04 feet to Point B; thence N 44(degrees) 30' 49" E a distance of 288.56 feet to a point; thence N 49(degrees) 53' 52" E a distance of 235.99 feet to a point; thence N 52(degrees) 15' 37" E a distance of
139.32 feet to a point marked by an iron pin found; thence N 53(degrees) 05' 05" E a distance of 224.96 feet to a point; thence N 56(degrees) 38' 28" E a distance of 322.26 feet to a point; thence N 67(degrees) 13' 03" E a distance of
325.13 feet to a point marked by an iron pin found; thence S 31(degrees) 36' 58" E a distance of 540 feet, more or less, to an iron pin placed in the center line of a creek and marked "Point X"; thence northeasterly and northerly along the center line of said creek and following the meanderings thereof a distance of 1,491 feet, more or less, to an iron pin placed at the intersection of the center line of said creek and the Land Lot line dividing Land Lots 305 and 306 of the aforesaid District and County marked "Point Y" and being located N 30(degrees) 48' 58" W 458 feet, more or less, from the common corner of Land Lots 281, 282, 305 and 306 of the aforesaid District and County; thence S 30(degrees) 48' 58" E along the Land Lot line dividing Land Lots 305 and 306 of the aforesaid District and County, a distance of 422.45 feet, to a point marked by an iron pin found located at the common corner of Land Lots 281, 282, 305 and 306 of the aforesaid District and County; thence S 30(degrees) 55' 56" E along the Land Lot line dividing Land Lots 281 and 282 of the aforesaid District and County, a distance of 81.08 feet to a point marked by an iron pin placed; thence S 12(degrees) 03' 16" W a distance of 859.74 feet to a point; thence S 07(degrees) 31' 41" E a distance of 396.39 feet to a point; thence N 60(degrees) 33' 37" W a distance of 533.39 feet to a point; thence N 31(degrees) 36' 04" W a distance 0f 300.05 feet to a point; thence N 89(degrees) 59' 42" W a distance of
293.76 feet to a point; thence S 35(degrees) 56' 25" W a distance of 502.75 feet to a point; thence S 03(degrees) 05' 57" W a distance of 370.60 feet to a point; thence S 87(degrees) 51' 51" E a distance of 215.18 feet to a point; thence S 28(degrees) 55' 51" E a distance of 140.57 feet to a point; thence S 09(degrees) 47' 25" W a distance of 645.86 feet to a point, said point being located on the northern margin of the right-of-way of Jones Mill Road (having an 80-foot right-of-way at this point); thence proceeding along the northern and northeastern margin of the right-of-way of Jones Mill Road along an arc of a curve to the right a distance of 587.75 feet to a point (said arc being subtended by a chord having a bearing of N 79(degrees) 19' 42" W and a chord distance of 577.94 feet); thence N 61(degrees) 09' 01" W along the northern margin of the right-of-way of Jones Mill Road a distance of 140.25 feet to a point; thence northerly, northeasterly, westerly and southwesterly along the arc of a curve to the left and being the cul-de-sac of Jones Mill Road a distance of
207.42  feet  (said  arc  being  subtended  by a chord  having  a  bearing  of N
76(degrees) 49' 28" W and a chord distance of 129.96 feet); thence along the center line of Jones Mill Road the following courses and distances N 59(degrees) 43' 00" W a distance of 145.74 feet to a point; thence northwesterly and westerly along an arc of a curve to the left a distance of 158.60 feet to a point (said arc being subtended by a chord having a bearing of N 73(degrees) 36' 43" W and a chord distance of 157.05 feet); thence N 87(degrees) 30' 26" W a distance of 126.58 feet to a point; thence westerly along an arc of a curve to the left a distance of 338.79 feet to a point, said point being located on the Land Lot line dividing Land Lots 280 and 281 of the aforesaid District and County (said arc being subtended by a chord having a bearing of S 87(degrees) 47' 04" W and a chord distance of 338.41 feet); thence departing from the center line of Jones Mill Road and proceeding N 31(degrees) 25' 45" W along the Land Lot line dividing Land Lots 280 and 281 of the aforesaid District and County, a distance of 333.32 feet to the Point of Beginning, containing 45.1055 acres, more or less, as shown and delineated on the ALTA/ACSM Survey dated August 25, 1999, prepared by Samuel G. Evans, Jr., Georgia Registered Land Surveyor No. 1159, of EDI Engineers & Surveyors, Inc., which as-built survey is incorporated herein by reference thereto.

                                                                   (Stone Brook)

         ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 184 OF THE 6TH DISTRICT, GWINNETT COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT FOUND AT THE INTERSECTION OF THE NORTHERLY LINE OF LAND LOT 184 AND THE SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD (BEING A 130-FOOT RIGHT-OF-WAY); THENCE FOLLOWING SAID SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD 719.0 FEET SOUTHEASTERLY TO THE TRUE POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING CONTINUING ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD S 79(DEGREES) 13' 05" E A DISTANCE OF 307.39 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 1,024.49 FEET, A CHORD BEARING OF S 67(DEGREES) 32' 44" E AND A CHORD DISTANCE OF 414.55 FEET; ALONG SAID CURVE AN ARC DISTANCE OF 417.43 FEET TO A POINT; THENCE S 55(DEGREES) 52' 23" E A DISTANCE OF 685.77 FEET TO A POINT; THENCE DEPARTING SAID RIGHT-OF-WAY LINE S 82(DEGREES) 36' 58" W A DISTANCE OF 237.50 FEET TO A POINT; THENCE S 58(DEGREES) 37' 55" W A DISTANCE OF 35.92 FEET TO A POINT; THENCE S 78(DEGREES) 10' 49" W A
         DISTANCE  OF 35.24 FEET TO A POINT;  THENCE S  58(DEGREES)  37' 55" W A
         DISTANCE  OF 77.00 FEET TO A POINT;  THENCE S  43(DEGREES)  13' 22" W A
         DISTANCE  OF 26.97 FEET TO A POINT;  THENCE S  57(DEGREES)  26' 19" W A
         DISTANCE OF 103.92 FEET TO A POINT;  THENCE S  31(DEGREES)  22' 05" E A
         DISTANCE  OF 17.30 FEET TO A POINT;  THENCE S  58(DEGREES)  35' 48" W A
         DISTANCE OF 118.79 FEET TO A POINT;  THENCE S  55(DEGREES)  53' 23" E A
         DISTANCE OF 128.95 FEET TO A POINT;  THENCE S  58(DEGREES)  36' 00" W A
         DISTANCE OF 125.00 FEET TO A POINT;  THENCE S  31(DEGREES)  24' 55" E A
         DISTANCE OF 449.94 FEET TO A POINT;  THENCE N  58(DEGREES)  35' 26" E A
         DISTANCE OF 250.00 FEET TO A POINT; THENCE S 31(DEGREES) 24' 34" E A DISTANCE OF 88.08 FEET TO A POINT; THENCE S 58(DEGREES) 6' 09" W A DISTANCE OF 385.01 FEET TO A POINT; THENCE N 31(DEGREES) 24' 34" W A
         DISTANCE  OF 91.36 FEET TO A POINT;  THENCE N  58(DEGREES)  35' 26" E A
         DISTANCE  OF 80.00 FEET TO A POINT;  THENCE N  31(DEGREES)  24' 34" W A
         DISTANCE OF 200.00 FEET TO A POINT;  THENCE S  58(DEGREES)  35' 26" W A
         DISTANCE OF 030.00 FEET TO A POINT;  THENCE N  31(DEGREES)  24' 32" W A
         DISTANCE OF 249.96 FEET TO A POINT;  THENCE S  58(DEGREES)  36' 00" W A
         DISTANCE OF 252.63 FEET TO A POINT; THENCE N 30(DEGREES) 27' 48" W A DISTANCE OF 890.13 FEET TO A POINT; THENCE N 59(DEGREES)29' 15" E A DISTANCE OF 245.06 FEET TO A POINT; THENCE N 30(DEGREES) 30' 15" W A DISTANCE OF 314.52 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD, SAID POINT BEING THE TRUE POINT OF BEGINNING, AND CONTAINING 18.035 ACRES AS SHOWN ON A PLAT ENTITLED "SURVEY FOR HAL BARNETT" PREPARED BY HAYES, JAMES & ASSOCIATES, INC., LAWRENCEVILLE, GEORGIA, DATED OCTOBER 02, 1985, AND ON AS BUILT SURVEY OF BARRINGTON PARC FOR CORNERSTONE REALTY INCOME TRUST, INC. AND CHICAGO TITLE INSURANCE COMPANY, PREPARED BY HAYES, JAMES & ASSOCIATES, INC., DATED JULY 21, 1989, LAST REVISED OCTOBER 23, 1997 AND ALTA/ACSM AS BUILT SURVEY OF STONE BROOK FOR CRIT-NC; THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND LAWYERS TITLE INS. CORP., DATED SEPT. 20, 1999.

         TOGETHER WITH those easement rights arising under the following:

1. Easement Agreement by and between Georgia Waste Systems, Inc., successor by merger with Whitaker & Sons, Inc., and Hal W. Barnett, dated as of May ___, 1985, filed for record July 3, 1985, at 9:23 a.m., recorded in Deed Book 3086 at page 585, records of Gwinnett County, Georgia.

2. Sewer Easement from James M. Conley and Barbara M. Conley to Hal W. Barnett, dated as of May ___, 1985, filed for record July 3, 1985, at 9:23 a.m., recorded in Deed Book 3086, page 583, aforesaid records.

3. Sewer Easement from Marvin's, Inc., to Hal W. Barnett, dated as of May 29, 1985, filed for record July 3, 1985, at 9:23 a.m., recorded in Deed Book 3086 at page 600, aforesaid records.

4. Sewer Easement from Red Plum Industrial Park, a Joint Venture, comprised of George T. Baker, William H. Coffer, Jr., Donald F. Palmieri and MB & Lane Enterprises, Inc., a Georgia corporation, to Hal
         W. Barnett, dated as of June 18, 1985, filed for record July 3, 1984, at 9:23 a.m., recorded in deed Book 3086 at page 606, aforesaid records.


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

                                    Exhibit B

                              DESCRIPTION OF LEASES

         All  leases,  subleases,  lettings  and  licenses of or  affecting  the
Property, now or hereafter in effect, and all amendments, extensions, modifications, replacements or revenues thereof, including, but not limited to, leases of the Property to the tenants listed on the rent roll attached to that certain Closing Certification executed by Borrower in favor of Lender of even date herewith.


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


                                    Exhibit C

                          MINIMUM LEASING REQUIREMENTS

All additional Leases and renewal Leases covering the Property shall satisfy the following conditions:

         1. Minimum (original or renewal) Term: Twelve (12) month minimum, but with respect to the entire Portfolio securing the Loan (as defined in the Instrument) up to thirty-five percent (35%) of the total units at any one time may be leased to tenants for a term of less than twelve (12) months, of which up to thirteen percent (13%) of the total units at any one time may be leased for original or renewal terms of less than six (6) months.

         2.       Rental   Basis:   Monthly  rent  with   electricity   and,  if
                  applicable, gas heating and cooking separately metered to tenants.


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